SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2013

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Completion of Spin-off

On November 19, 2013 (the “Effective Date”), the previously announced spin-off of Ashford Hospitality Prime, Inc. (the “Company”) from Ashford Hospitality Trust, Inc. (“Ashford Trust”) was completed. On November 20, 2013, the Company began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHP”. The Company is now an independent publicly-traded real estate investment trust (“REIT”) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets. The Company is externally advised by Ashford Hospitality Advisors LLC a subsidiary of Ashford Trust (the “Advisor”).

Ashford Trust completed the spin-off with a pro-rata taxable distribution of the Company’s common stock to Ashford Trust stockholders of record as of November 8, 2013 (the “Record Date”). One share of the Company’s common stock was distributed to stockholders of record for every five shares of Ashford Trust common stock held by such stockholders on the Record Date.

In connection with the spin-off, the Company and its subsidiaries entered into several definitive agreements with Ashford Trust, Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, the Company’s chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust (“Remington”), and certain other parties, that, among other things, secure future financing for the company and provide a framework for relationships with Ashford Trust and Remington after the spin-off, including the following agreements:

•	Amended and Restated Agreement of Limited Partnership

•	Advisory Agreement with the Advisor

•	Right of First Offer Agreement with Ashford Trust

•	Option Agreement with Ashford Trust to acquire the Pier House Resort & Spa

•	Option Agreement with Ashford Trust to acquire the Crystal Gateway Marriott

•	Mutual Exclusivity Agreement with Remington

•	Master Management Agreement with Remington

•	Registration Rights Agreement with Ashford Hospitality Limited Partnership and the Advisor

•	Registration Rights Agreement with the holders of common partnership units in Ashford Hospitality Prime Limited Partnership named therein

•	Licensing Agreement with Ashford Trust

•	Credit Agreement with Bank of America, N.A. and the other lenders party thereto

•	Indemnification Agreement with each of the officers and directors of the Company

The information statement filed as an exhibit to the Company’s Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on June 17, 2013, as amended (the “Information Statement”), provides a description of the terms of each of the above agreements and each of the above agreements are also filed with this Form 8-K as exhibits. Each of the below summaries are qualified in their entirety by reference to the descriptions in the Information Statement and the actual agreements filed with this Form 8-K.

Amended and Restated Agreement of Limited Partnership

The Company conducts its business and owns substantially all of its assets through an operating partnership, Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”). The Amended and Restated Agreement of Limited Partnership of Ashford Prime OP (the “Partnership Agreement”) was entered into on the Effective Date, in connection with the consummation of the spin-off. Ashford Prime OP is a Delaware limited partnership, and a wholly-owned subsidiary of the Company is the sole general partner of this partnership. A subsidiary of the Company also holds approximately 64.7% of the limited partnership interests in this partnership.

Pursuant to the Partnership Agreement, the Company, as the sole managing member of the general partner, generally has full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of limited partnership units.

The general partner may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically. In the event of a conflict in the fiduciary duties owed (i) by the board of directors of the Company(the “Board”) to the stockholders and (ii) by the subsidiary of the Company, as general partner of Ashford Prime OP, to the limited partners, the Board may act in the best interests of the stockholders without violating the fiduciary duties to the limited partners of Ashford Prime OP or being liable for any resulting breach of fiduciary duties to the limited partners.

The Partnership Agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, the partnership may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the Partnership Agreement, the Company is obligated to contribute the proceeds of any offering of stock as additional capital to the operating partnership. The operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if the Company, acting through the general partner, concludes in good faith that such issuance is in both the partnership’s and the Company’s best interests. The Partnership Agreement provides that the Company may make additional capital contributions, including properties, to the partnership in exchange for additional partnership units. If the Company contributes additional capital to the partnership and receives additional partnership interests for such capital contribution, the percentage interests held by the Company will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if the Company contributes additional capital to the partnership and receives additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties of the partnership as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests will have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that owned by the Company’s wholly-owned subsidiaries.

Under the Partnership Agreement, each limited partner holding common units (other than the Company’s subsidiary) has the right to redeem its common units. This right may be exercised at the election of a limited partner by giving Ashford Prime OP written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of the Company’s common stock. The purchase price for the common units may be paid in cash, or, in the Company’s discretion, by the issuance of a number of shares of Company common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under the Company’s charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of common stock of the Company, unless such ownership limit is waived by the Company in its sole discretion. The common units may not be redeemed prior to the first anniversary of their issuance. Currently, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 8,776,152. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

The Partnership Agreement requires the partnership to be operated in a manner that enables the Company to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

The Partnership Agreement provides that the partnership will make cash distributions in amounts and at such times as determined by the Company in its sole discretion, to the limited partners, including the Company’s subsidiary that is a limited partner, in accordance with the respective percentage interests of the partners in the partnership. Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to the limited partner with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to the limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder.

Generally, the Company, as sole managing member of the sole general partner of the operating partnership, may amend the Partnership Agreement without the consent of any limited partner to clarify the Partnership Agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the Partnership Agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units.

The Partnership Agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith. In addition, the Partnership Agreement requires the operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The Information Statement contains a complete description of the Partnership Agreement, and such description is incorporated by reference herein. The Partnership Agreement is also filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Advisory Agreement

On the Effective Date, the Company entered into an Advisory Agreement with the Advisor (the “Advisory Agreement”), which, among other things, provides for the day to day management of the Company by the Advisor . The Advisory Agreement requires the Advisor to manage the day-to-day operations of the Company and all affiliates in conformity with the Company’s investment guidelines, which may be modified or supplemented by the Board from time to time except that the Company’s investment guidelines cannot be revised in a manner that is directly competitive with Ashford Trust.

The Advisor may not act as an external advisor for an entity with investment guidelines substantially similar to the Company’s, as initially set forth in the Advisory Agreement. However, the Advisor will be permitted to have other advisory clients, which may include other REITs operating in the real estate industry. The Advisory Agreement has an initial five-year term and will be automatically renewed for one-year terms thereafter unless terminated either by the Company or the Advisor.

The Company is required to pay the Advisor a quarterly base fee equal to 0.70% per annum of the total enterprise value of the Company, subject to a minimum quarterly base fee, as payment for managing the day-to-day operations of the Company and its subsidiaries in conformity with the Company’s investment guidelines. The Company is also required to pay the Advisor an incentive fee that is based on the Company’s performance as compared to the Company’s peer group. In addition, the Company is obligated to pay directly or reimburse the Advisor, on a monthly basis, for all expenses the Advisor or its affiliates pay or incur on behalf of the Company or in connection with the services provided to the Company by the Advisor pursuant to the Advisory Agreement, which includes the Company’s pro rata share of the office overhead and administrative expenses of the Advisor incurred in providing its duties under the Advisory Agreement. The Advisor is also entitled to receive a termination fee from the Company under certain circumstances equal to three times the sum of the average annual base and incentive fees for the 24-month period immediately preceding the termination. Additionally, if there is a change of control transaction conditioned upon the termination of the Advisory Agreement, the Company has the right to terminate the Advisory Agreement upon the payment of a termination fee that is calculated based on the net earnings of the Advisor attributable to the Advisory Agreement, plus a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%.

Pursuant to the Advisory Agreement, the Company acknowledges that the Advisor’s personnel will continue to advise Ashford Trust and may also advise other businesses in the future, and will not be required to present the Company with investment opportunities that the Advisor determines are outside of the Company’s initial investment guidelines and within the investment guidelines of another business advised by the Advisor. To the extent the Advisor deems an investment opportunity suitable for recommendation, the Advisor must present the Company with any such investment opportunity that satisfies the Company’s initial investment guidelines, but will have discretion to determine which investment opportunities satisfy the Company’s initial investment guidelines. Any new individual investment opportunities that satisfy the Company’s investment guidelines will be presented to the Board, which will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Trust or any other business advised by the Advisor. However, if the Board materially changes the Company’s investment guidelines without the written consent of the Advisor, the Advisor will not have an obligation to present investment opportunities to the Company at any time thereafter, regardless of any subsequent modifications by the Company to its investment guidelines. Instead, the Advisor will be obligated to use its best judgment to allocate investment opportunities to the Company and other entities it advises, taking into account such factors as the Advisor deems relevant, in its discretion, subject to any then-existing obligations of the Advisor to such other entities.

Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently under the Advisory Agreement. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, the Advisor will be required to allocate investment opportunities between the Company, Ashford Trust and any other businesses advised by the Advisor in a fair and equitable manner, consistent with such entities’ investment objectives. In making this determination, the Advisor, using substantial discretion, will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors deemed appropriate by the Advisor. In making the allocation determination, the Advisor has no obligation to make any investment opportunity available to the Company.

The Information Statement contains a complete description of the Advisory Agreement and such description is incorporated by reference herein. The Advisory Agreement is also filed with this Form 8-K as Exhibit 10.2 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Right of First Offer Agreement

On the Effective Date, the Company entered into a Right of First Offer Agreement with Ashford Trust (the “Right of First Offer Agreement”), whereby, among other things, the Company obtained rights, subject to certain conditions and limitations, to obtain certain named properties and other future properties acquired by Ashford Trust that meet the Company’s existing investment guidelines. The hotels currently held by Ashford Trust and subject to the right of first offer are as follows:

Hotel Property	Location
Crowne Plaza Beverly Hills	Beverly Hills, CA
Embassy Suites Crystal City	Arlington, VA
Crowne Plaza Key West	Key West, FL
Hyatt Coral Gables	Coral Gables, FL
One Ocean Jacksonville	Jacksonville, FL
Houston Embassy Suites	Houston, TX
Portland Embassy Suites	Portland, OR
Ritz-Carlton Atlanta*	Atlanta, GA
Hilton Boston Back Bay*	Boston, MA
Courtyard Boston Downtown*	Boston, MA
The Churchill*	Washington, D.C.
The Melrose*	Washington, D.C.

*	These hotels are owned by a joint venture in which Ashford Trust holds an approximate 72% common equity interest and a $25.0 million preferred equity interest. To the extent Ashford Trust has the opportunity to acquire the entire interest in these hotels or controls the right to sell these hotels, the Right of First Offer Agreement will extend to these properties.

The Right of First Offer Agreement will provide the Company the first right to acquire each of the subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust’s hotels held in a joint venture. In addition, so long as the Company does not materially change its initial investment guidelines without the written consent of the Advisor, the Right of First Offer Agreement will extend to hotels later acquired by Ashford Trust that satisfy the Company’s initial investment guidelines.

If Ashford Trust decides to offer for sale an asset that fits the Company’s investment guidelines, it must give the Company written notice describing the sale terms and granting the Company the right to purchase the asset at a purchase price equal to the price set forth in the offer. The Company will have 30 days to agree to the terms of the sale, failing which Ashford Trust will be free to sell the asset to any person upon substantially the same terms as those contained in the written notice for 180 days, but not for a price less than 95% of the offered purchase price. If during such 180-day period, Ashford Trust desires to accept an offer that is not on substantially the same terms as those contained in the written notice or that is less than 95% of the offered purchase price, Ashford Trust must give the Company written notice of the new terms and the Company will have 10 days in which to agree to the terms of the sale. If Ashford Trust does not close on the sale or refinancing of the asset within 180 days following the expiration of the initial 30-day period, the right to purchase the asset will be reinstated on the same terms.

Likewise, the Company has agreed to give Ashford Trust a right of first offer with respect to any properties that the Company acquires in a portfolio transaction, to the extent the Board determines it is appropriate to market and sell such assets and the Company controls the disposition and provided that such assets satisfy Ashford Trust’s investment guidelines. Any such right of first offer granted to Ashford

Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties. The Right of First Offer Agreement has an initial term of 10 years and is subject to automatic one year renewal periods unless one party notifies the other that it does not intend to renew the agreement.

The Right of First Offer Agreement may be terminated by either party (i) upon a default of the other party upon giving notice of such default and the defaulting party fails to cure within 45 days subject to certain exclusions, and (ii) if the other party experiences specified bankruptcy events. Also, if the Company materially modifies its initial investment guidelines without consent of Ashford Trust (which consent may be withheld in its sole discretion), the Company’s right of first refusal for any assets owned or later acquired by Ashford Trust and its affiliates, other than the initial assets subject to the Right of First Offer Agreement, will terminate unless otherwise agreed by the parties. Further, the agreement will automatically terminate upon a termination of the Advisory Agreement or upon a change of control of either the Company or Ashford Trust, excluding any change of control that may occur as a result of a spin-off, carve-out, split-off or other similar event.

The Information Statement contains a complete description of the Right of First Offer Agreement, and such description is incorporated by reference herein. The Right of First Offer Agreement is also filed with this Form 8-K as Exhibit 10.3 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Option Agreement to acquire the Pier House Resort & Spa

On the Effective Date, the Company entered into an Option Agreement to acquire the Pier House Resort & Spa (the “Pier House Option Agreement”) whereby, subject to certain terms and conditions, the Company has the right to purchase the Pier House Resort & Spa from Ashford Trust. Specifically, the Pier House Resort Option Agreement provides that the Company will have an 18-month option to acquire the Pier House Resort & Spa for an initial purchase price of $92.3 million (which is the price Ashford Trust paid when it acquired the property in May 2013 plus the out of pocket costs incurred by Ashford Trust in connection with the acquisition and subsequent financing), plus the cost of any owner funded capital improvements made by Ashford Trust prior to the Company’s acquisition of the hotel. The purchase price (excluding any amount attributable to owner funded capital expenditures) will increase by 1% six months following Effective Date and will increase an additional 1% 12 months following the Effective Date. The purchase price for the Pier House Resort & Spa is payable in cash or common units of Ashford Prime OP, at the option of Ashford Trust.

The Information Statement contains a complete description of the Pier House Option Agreement, and such description is incorporated by reference herein. The Pier House Option Agreement is also filed with this Form 8-K as Exhibit 10.4 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Option Agreement to acquire the Crystal Gateway Marriott

On the Effective Date, the Company entered into an Option Agreement to acquire the Crystal Gateway Marriott (the “Crystal Gateway Option Agreement”) whereby, subject to certain terms and conditions, the Company has the right to purchase the Crystal Gateway Marriott from Ashford Trust. The Crystal Gateway Option Agreement provides the Company with an option to acquire the Crystal Gateway Marriott beginning six months following the Effective Date and extending for 12 months from the Effective Date. The purchase price will be equal to the fair market value at the time the option is exercised, based on an appraisal process. The purchase price for the Crystal Gateway Marriott is payable only in common units of Ashford Prime OP.

The Information Statement contains a complete description of the Crystal Gateway Option Agreement, and such description is incorporated by reference herein. The Crystal Gateway Option Agreement is also filed with this Form 8-K as Exhibit 10.5 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Mutual Exclusivity Agreement

On the Effective Date, the Company entered into a mutual exclusivity agreement (the “Mutual Exclusivity Agreement”) with Remington, pursuant to which the Company has a first right of refusal to purchase any lodging-related investments identified by Remington and any of its affiliates that meet the Company’s initial investment criteria. Ashford Trust has a similar mutual exclusivity agreement with Remington but has subordinated its right with respect to any properties that satisfy the Company’s initial investment guidelines. Any new investment opportunities identified by Remington that satisfy the Company’s initial investment guidelines will be presented to the Board, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Trust.

The Mutual Exclusivity Agreement also provides that Remington will provide property management, project management and development services for all future properties that the Company acquires to the extent that the Company has the right or controls the right to direct such matters, unless the Company’s independent directors either (i) unanimously vote not to hire Remington or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would not be in the Company’s best interest to engage Remington or that another manager or developer could perform the duties materially better.

The Information Statement contains a complete description of the Mutual Exclusivity Agreement, and such description is incorporated by reference herein. The Mutual Exclusivity Agreement is also filed with this Form 8-K as Exhibit 10.6 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Master Management Agreement

On the Effective Date, the Company entered into a Master Management Agreement (the “Master Management Agreement”) with Remington, pursuant to which Remington performs all of the project management functions related to the Company’s initial hotels. Pursuant to the Mutual Exclusivity Agreement, the Company has agreed to engage Remington for the property management, project management, development and certain other work for all hotels acquired by the Company, unless the independent directors either (i) unanimously vote not to engage Remington, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because, in their reasonable business judgment, they have determined that it would be in the Company’s best interest not to engage Remington or that another manager or developer could perform the duties materially better.

Pursuant to the terms of the Master Management Agreement, the Company will pay Remington a base management fee, and if the hotels meet and exceed certain thresholds, an additional incentive fee. The base management fee for each hotel will be due monthly and will be equal to the greater of (i) $12,673.48 (increased annually based on consumer price index adjustments), and (ii) 3% of the gross revenues associated with the applicable hotel for the related month. The incentive management fee, if any, for each hotel will be due annually in arrears within 90 days of the end of the fiscal year and will be equal to the lesser of (i) 1% of gross revenues and (ii) the amount by which the actual house profit (gross operating profit of the applicable hotel before deducting management fees or franchise fees) exceeds the target house profit as set forth in the annual operating budget approved for the applicable fiscal year. In addition, the Company will pay Remington development fees for development services, if any, equal to 3% of the total project costs associated with the development, and will pay other fees, including, but not limited to, fees for purchasing, design and construction management.

The Master Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by Remington, at its option, subject to certain performance tests, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, Remington is not then in default under the Master Management Agreement. In certain cases of early termination of the Master Management Agreement with respect to one or more of the hotels, the Company must pay Remington termination fees, plus any amounts otherwise due to Remington pursuant to the terms of the Master Management Agreement.

The Information Statement contains a complete description of the Master Management Agreement, and such description is incorporated by reference herein. The Master Management Agreement is also filed with this Form 8-K as Exhibit 10.7 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Registration Rights Agreements

On the Effective Date, the Company entered into a Registration Rights Agreement with Ashford Hospitality Limited Partnership, Ashford Trust’s operating partnership (“Ashford Trust OP”), and the Advisor (the “Ashford Registration Rights Agreement”), as well as a Registration Rights Agreement with certain holders of common partnership units in Ashford Prime OP named therein (the “Unit Holders Registration Rights Agreement”, and together with the Ashford Registration Rights Agreement, the “Registration Rights Agreements”).

Pursuant to the Registration Rights Agreements, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission on the first anniversary of the Effective Date, and thereafter use its efforts to have such registration statement declared effective, covering the continuous resale of the shares of common stock issuable, at the Company’s option, to the limited partners of Ashford Prime OP, including Ashford Trust OP, upon redemption of common units. The Company may, at its option, satisfy its obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by the Company of shares of the Company’s common stock under the Securities Act of 1933, as amended (other than shares issued to affiliates) to holders of common units upon redemption.

Pursuant to the Ashford Registration Rights Agreement, the Company has also agreed to file a registration statement with respect to the Company’s common stock if Ashford Trust OP, Advisor or any successor to Ashford Trust OP or Advisor, requests such a registration, provided Ashford Trust OP, Advisor or any successor to Ashford Trust OP or Advisor, requests registration of at least 100,000 shares of common stock, and provided that only one such registration may occur each year and no more than two such registrations may occur in total. Upon such request, the Company will use commercially reasonable efforts to have the registration statement declared effective. In addition, unless the shelf registration is effective, Ashford Trust OP and Advisor will have “piggyback” registration rights, subject to certain volume and marketing limitations imposed by the underwriter of the offering with respect to which the rights are exercised.

The Company will bear expenses incident to the registration requirements other than any selling commissions, Securities and Exchange Commission or state securities registration fees, and transfer taxes or certain other fees or taxes relating to such shares.

The Information Statement contains a complete description of the Registration Rights Agreements, and such description is incorporated herein by reference. The Ashford Registration Rights Agreement and Unit Holders Registration Rights Agreement are also filed with this Form 8-K as Exhibits 10.8 and 10.9, respectively, and each is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreements.

Licensing Agreement

On the Effective Date, the Company entered into a Licensing Agreement (“the Licensing Agreement”) with Ashford Trust. Pursuant to the Licensing Agreement, and subject to the terms and conditions set forth therein, Ashford Trust granted the Company a worldwide, nonexclusive, royalty-free, fully paid-up license to use certain licensed marks in connection with the Company’s business, including, but not limited to, the use of the names “Ashford Hospitality Prime, Inc.” and “Ashford Hospitality Prime Limited Partnership”. The license is non-transferable except with the consent of Ashford Trust and may not be sublicensed except to wholly-owned subsidiaries of the Company. The term of the Licensing Agreement is perpetual, except that the Licensing Agreement may be terminated by Ashford Trust at any time with written notice to the Company, and the Licensing Agreement automatically terminates if the Advisor no longer provides advisory services to the Company. If the Licensing Agreement is terminated, the Company and its subsidiaries will have sixty days from the date of termination to make any changes, including, but not limited to, a change of name, necessary to cease using the name “Ashford” or any derivation that may cause confusion with Ashford Trust.

The Licensing Agreement is filed with this Form 8-K as Exhibit 10.10 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Credit Facility

The description of the Credit Facility contained in Item 2.03, together with the complete description of the Credit Facility contained in the Information Statement, are incorporated herein by reference. The Credit Facility is also filed with this Form 8-K as Exhibit 10.11 and is incorporated herein by reference.

Form Indemnification Agreement

The description of the Form Indemnification Agreement contained in Item 5.02, together with the complete description of the Form Indemnification Agreement contained in the Information Statement, are incorporated herein by reference. The Form Indemnification Agreement is also filed with this Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, the previously announced spin-off of the Company from Ashford Trust was completed. In connection with the spin-off, (i) Ashford Trust contributed to the Company all of the equity interests in the entities owning eight initial hotel properties that now form the initial portfolio of the Company (the “Properties”), including the working capital associated with such properties plus a cash sum of $145.3 million, in exchange for shares of common stock of the Company and common units in

Ashford Prime OP; and (ii) Ashford TRS Corporation, a subsidiary of Ashford Trust, sold to Ashford Prime TRS Corporation, a subsidiary of the Company, all of the equity interests it held in various taxable REIT subsidiaries that currently lease six of the Properties in exchange for a cash payment of $6.0 million. Additionally, the Company along with Ashford Prime OP, agreed to assume the obligations of Ashford Trust and Ashford Trust OP, respectively, arising under any and all guarantees in favor of lenders, managers or franchisors, relating to any debt or other contractual obligations of the entities owning Properties or their respective subsidiaries.

The Information Statement contains a more complete description of the terms of the spin-off, together with the associated formation transactions, and such description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company and Ashford Prime OP entered into a new credit agreement (the “Credit Facility”) with Bank of America, N.A., as administrative agent and the financial institutions party thereto.

The Credit Facility is a senior secured revolving credit facility in the amount of $150 million, including $15 million available in letters of credit, subject to an accordion feature whereby the aggregate commitments may be expanded to $300 million, subject to certain limitations. The Credit Facility is a three-year interest-only facility with all outstanding principal due at maturity, subject to two one-year extension options. The proceeds of the Credit Facility may be used for working capital, capital expenditures, property acquisitions, and any other lawful purposes.

The Credit Facility is guaranteed by the Company and certain subsidiaries of the Company, and secured by a pledge of the equity interests of Ashford Prime OP and certain of its subsidiaries, all mortgage receivables and other investments, certain deposit accounts and certain securities accounts held by Ashford Prime OP or any guarantor.

Borrowings under the Credit Facility will bear interest, at the Company’s option, at either LIBOR for a designated interest period plus an applicable margin, or the base rate (as defined as the higher of the Bank of America prime rate or the federal funds rate plus 0.50%) plus an applicable margin. The anticipated applicable margin for borrowings under the credit facility for base rate loans will range from 1.25% to 2.75% per annum and the applicable margin for LIBOR loans will range from 2.25% to 3.75% per annum, depending on the ratio of consolidated indebtedness to EBITA ratio described above, with the lowest rate applying if such ratio is less than 4x, and the highest ratio applying if such ratio is greater than 6.5x. The Company will also be required to pay a commitment fee to the lenders assessed on the unused portion of this facility.

The Credit Facility will also contain customary terms, covenants, negative covenants, events of default, limitations and other conditions for credit facilities of this type. Subject to certain exceptions, the Company is subject to restrictions on incurring additional indebtedness, mergers and fundamental changes, sales or other dispositions of property, changes in the nature of the Company’s business, investments, and capital expenditures.

The Company will also be subject to certain financial covenants, including (i) consolidated indebtedness (less unrestricted cash) to EBITDA not to exceed 7.00x initially, with such ratio being reduced to 5.75x over time; provided however, than a variance of 0.50x for the first three fiscal quarters following a significant acquisition occurring after September 30, 2014 will be permitted; (ii) consolidated recourse indebtedness other than the credit facility not to exceed $50,000,000; (iii) consolidated fixed charge coverage ratios not less than 1.15x initially, with such ratio being increased to 1.35x over time; (iv) indebtedness of the consolidated parties that accrues interest at a variable rate (other than the credit facility) that is not subject to a “cap,” “collar,” or other similar arrangement not to exceed 25% of consolidated indebtedness; (v) consolidated tangible net worth not less than 75% of the consolidated tangible net worth on the closing date of the credit facility plus 75% of the net proceeds of any future equity issuances; (vi) restrictions on dividend payments during a continuing event of default; and (vi) Secured debt that is secured by real property not to exceed 70% of the value of such real property.

The facility will include customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the facility and accelerate payment of all amounts outstanding thereunder. If a default occurs and is continuing, the Company will be precluded from making distributions on the Company’s shares of common stock (other than those required to allow the Company to qualify and maintain the Company’s status as a REIT, so long as such default does not arise from a payment default or event of insolvency).

The Information Statement contains a more complete summary of the Credit Facility, which is incorporated herein by reference. The Credit Facility is filed with this Form 8-K as Exhibit 10.11 and is incorporated by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Item 5.01. Change in Control of Registrant

On the Effective Date, the previously announced spin-off of the Company from Ashford Trust was completed. Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Prime common stock to Ashford Trust stockholders of record as of the close of business of the NYSE on the Record Date. The distribution was based on a distribution ratio of one share of the Company’s common stock for every five shares of Ashford Trust common stock held by such stockholder on the Record Date.

On November 20, 2013, the Company began trading on the NYSE under the ticker symbol “AHP”

The terms of the spin-off and the distribution of the Company’s shares are more fully described in the Information Statement, and such description is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, the Company entered into indemnification agreements materially the same as the Company’s form indemnification agreement filed with the Information Statement (the “Form Indemnification Agreement”) with each of the following directors and executive officers of the Company: Monty J. Bennett, Douglas A. Kessler, David A. Brooks, David J. Kimichik, Jeremy Welter, Mark L. Nunneley, Stefani D. Carter, Curtis B. McWilliams, W. Michael Murphy, Mathew D. Rinaldi and Andrew L. Strong

The Form Indemnification Agreement provides for indemnification by the Company to the maximum extent permitted by Maryland law and is in addition to protections provided in the Company’s Articles of Incorporation and Bylaws. Under the agreement, directors and officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties.

The Information Statement contains a complete description of the Form Indemnification Agreement and such description is incorporated by reference herein. The Form Indemnification Agreement is also filed with this Form 8-K as Exhibit 10.12. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated November 19, 2013

10.2	Advisory Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013

10.3	Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc., dated November 19, 2013

10.4	Option Agreement Pier House Resort by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

10.5	Option Agreement Crystal Gateway Marriott by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

10.6	Mutual Exclusivity Agreement by and among Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Prime, Inc. and Remington Lodging & Hospitality, LLC, as consented and agreed to by Monty J. Bennett, dated November 19, 2013

10.7	Ashford Prime Hotel Master Management Agreement by and between Ashford Prime TRS Corporation. and Remington Lodging & Hospitality, LLC, dated November 19, 2013

10.8	Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013

10.9	Registration Rights Agreement between Ashford Hospitality Prime, Inc., for the benefit of the holders of common partnership units in Ashford Hospitality Prime Limited Partnership named therein, dated November 19, 2013

10.10	Licensing Agreement between Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. and Ashford Hospitality Prime Limited Partnership, dated November 19, 2013

10.11	Credit Agreement between Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Prime, Inc., Bank of America, N.A. and the other lenders party thereto, dated November 19, 2013

10.12	Form of Indemnification Agreement between Ashford Hospitality Prime, Inc. and each of its executive officers and directors

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel